UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2005

DAG Media, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	000-25991	13-3474831
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125-10 Queens Boulevard, Kew Gardens, NY	11415
(Address of Principal Executive Offices)	(Zip Code)

(718) 520-1000
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425).

☐   Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12).

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry into a Material Definitive Agreement

On December 5, 2005, DAG Media, Inc. (the “Company”) issued a press release to announce that it had entered into a Web Site Formation, Development and Services Agreement dated as of December 5, 2005 (the “Agreement”) with Ocean-7 Development, Inc. (“Ocean-7”). In accordance with the Agreement, the Company and Ocean-7 formed Dag Interactive, Inc. (“Dag Interactive”) to provide an innovative software solution to the online Yellow Pages industry. Pursuant to the terms of the Agreement, the Company will own 80% and Ocean-7 will own 20% of Dag Interactive. In addition, the Company will (i) issue to Ocean-7, over time, 60,000 shares of the Company’s common stock and (ii) grant Ocean-7 an option to purchase 75,000 shares of the Company’s common stock, subject to a vesting schedule.

The Agreement contains normal and customary representations, warranties and covenants. The Agreement provides, under certain circumstances, for the Company and Ocean-7 to indemnify each other for breaches of their respective representations, warranties and covenants. In addition, the Agreement provides that (i) Mark Alhadeff be appointed to the Company’s Board of Directors (the “Board”), (ii) Assaf Ran, President and Chief Executive Officer of the Company, and Mr. Alhadeff be appointed to Dag Interactive’s Board of Directors and (iii) upon release of the web site, the Company will loan an aggregate amount of $500,000 to Dag Interactive to be used for marketing expenses.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement which is filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 5, 2005, the Company issued a press release to announce that Mark Alhadeff had been appointed to the Company’s Board. Mr. Alhadeff started his career as an Art Director and later acted as a consultant for various publishers, where he was involved in and helped make possible the transition to digital production methodologies. In 1996, Mr. Alhadeff co-founded Ocean-7, a publishing/technology company engaged in the business of providing full-service programming and web and database solutions. Mr. Alhadeff is currently the president of Ocean-7. Mr. Alhadeff was appointed to the Board in connection with the Web Site Company Formation, Development and Services Agreement between the Company and Ocean-7 Development, Inc.

Concurrently with the appointment of Mr. Alhadeff to the Board, Yael Shimor-Golan, the Company’s Chief Financial Officer and a member of the Board, resigned as a member of the Board. Ms. Shimor-Golan resigned as a member of the Board in order to maintain the Board’s composition, consisting of a majority of independent directors. Ms. Shimor-Golan will continue in her role as the Company’s Chief Financial Officer.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	Web Site Company Formation, Development and Services Agreement dated December 5, 2005 by and between DAG Media, Inc. and Ocean-7 Development, Inc.
99.1	Press Release of DAG Media dated December 5, 2005
99.2	Press Release of DAG Media dated December 5, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DAG MEDIA, INC.

Dated: December 5, 2005	By:	/s/ Assaf Ran
Name: Assaf Ran
Title: President and Chief Executive Officer